UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 28, 2008

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger and Reorganization

On October 28, 2008, Nuvelo, Inc., a Delaware corporation (“Nuvelo”), entered into Amendment No. 1 to Agreement and Plan of Merger and Reorganization (the “Amendment”) with ARCA biopharma, Inc., a private Delaware corporation (“ARCA”), and Dawn Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Nuvelo, (“Merger Sub”), to amend that certain Agreement and Plan of Merger and Reorganization by and among Nuvelo, ARCA and Merger Sub dated September 24, 2008 (the “Merger Agreement”).

Under the Amendment, the parties agreed to modify the amendment to Nuvelo’s amended and restated certificate of incorporation required to be filed as a condition to the closing of the merger between ARCA and Merger Sub to eliminate the increase in the authorized shares of Nuvelo’s common stock, and instead agreed that Nuvelo would use commercially reasonable efforts to solicit the consent of its stockholders to approve a separate amendment to its amended and restated certificate of incorporation to increase the number of authorized shares of Nuvelo’s common stock to 250 million. In addition, the parties agreed that following the merger, the certificate of incorporation of ARCA, the surviving corporation in the merger, would be the current amended and restated certificate of incorporation of ARCA, as amended. The parties also agreed that prior to the merger, the authorized size of the Nuvelo board would be expanded to 10 members and agreed upon certain individuals to serve as directors and executive officers of Nuvelo beginning immediately after the effective time of the merger. Finally, the parties agreed to increase the maximum time period permitted between the declaration of effectiveness of Nuvelo’s registration statement on Form S-4 and the date of the Nuvelo stockholders’ meeting to vote on the merger and related actions.

The Amendment is attached to this report as Exhibit 2.5. The foregoing description is qualified in its entirety by reference to the full text of the Amendment.

Additional Information about the Merger and Where to Find It

In connection with the Merger described herein, Nuvelo will file a registration statement on Form S-4 and a related proxy statement and prospectus with the SEC. Investors and security holders of Nuvelo and ARCA are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) regarding the Merger when it becomes available because it will contain important information about Nuvelo, ARCA and the Merger. Nuvelo’s stockholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Nuvelo and ARCA, without charge, at the SEC’s Internet site (www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Nuvelo, Inc., 201 Industrial Road, Suite 310, San Carlos, CA 94070-6211, Attention: Investor Relations, Telephone: (650) 517-8000 or by contacting Nuvelo Investor Relations at the email address: ir@Nuvelo.com.

Participants in the Solicitation

Nuvelo, ARCA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nuvelo in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Nuvelo is also included in Nuvelo’s definitive proxy statement for its 2008 Annual Meeting of Stockholders which was filed with the SEC on April 23, 2008 and its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 12, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Nuvelo as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.5	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated October 28, 2008, by and among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nuvelo undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President, Chief Financial Officer and General Counsel

Dated: October 28, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.5	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated October 28, 2008, by and among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Nuvelo undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.